EXHIBIT 10.1

FOURTH AMENDMENT TO LOAN DOCUMENTS

THIS FOURTH AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made and entered into as of the 16th day of November, 2005 among Bank of America, N.A. (“Bank”), Omega Protein Corporation, a Nevada corporation (“Parent”), Omega Protein, Inc., a Virginia corporation (“OPI”), Parent and OPI are sometimes referred to individually as a “Borrower” and collectively as “Borrowers”), Omega Shipyard, Inc., a Delaware corporation (“OSI”), Omega International Distribution Company, formerly known as Omega Net, Inc., a Delaware corporation (“OIDC”), Protein Finance Company, a Delaware corporation (“PFC”, OSI, OIDC, and PFC are referred to individually as a “Guarantor” and collectively as “Guarantors”; Borrowers and Guarantors are sometimes referred to herein individually as an “Obligor” and collectively as “Obligors”).

W I T N E S S E T H:

WHEREAS, Bank and Borrowers have entered into that certain Loan and Security Agreement dated as of December 20, 2000 (as amended, restated, modified or supplemented from time to time, the “Loan Agreement”); and

WHEREAS, the Guarantors, together with Protein Operating Company, a Delaware corporation (“POC”), Protein Securities Company, a Delaware corporation (“PSC”), and Protein (U.S.A.) Company, a Delaware corporation (“Protein USA”; POC, PSC and Protein USA are herein after collectively referred to as the “Former Protein Subsidiaries”); entered into that certain Unconditional Guaranty in favor of Bank dated as of December 20, 2000 (as amended, restated, modified or supplemented from time to time, the “Guaranty”), pursuant to which the Guarantors and the Former Protein Subsidiaries guaranteed to Bank the payment of all obligations of Borrowers to Bank however arising, including, without limitation, amounts due under the Loan Agreement; and

WHEREAS, the Guarantors and the Former Protein Subsidiaries entered into that certain Security Agreement in favor of Bank dated as of December 20, 2000 (as amended, restated, modified or supplemented from time to time, the “Security Agreement”), pursuant to which the Guarantors and the Former Protein Subsidiaries granted to Bank a security interest in all assets of each Guarantor and each Former Protein Subsidiary in order to secure their respective obligations under the Guaranty and Borrowers’ obligations under the Loan Agreement; and

WHEREAS, on or about December 17, 2003, each of the Former Protein Subsidiaries merged with and into OPI, with OPI being the surviving entity of such mergers; and

WHEREAS, Obligors and Bank have agreed to amend the Loan Agreement, the Guaranty and the Security Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

The Loan Agreement is amended by deleting the reference to “$12,000,000” in Section 2(a)(ii)(1) and inserting “$10,000,000” in lieu thereof.

The Loan Agreement is amended by deleting Sections 2(k) and substituting the following in lieu thereof:

(k) Contribution and Indemnification among Borrowers. Each Borrower is obligated to repay the Secured Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Secured Obligations constituting Revolving Loans made to the other Borrower hereunder or other Secured Obligations incurred directly and primarily by the other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, the other Borrower in an amount equal to such other Borrower’s “Allocable Amount” (as defined below). As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (i) rendering such Borrower “insolvent” within the meaning of Section 101(31) of Title 11 of the United States Code (the “Bankruptcy Code”), Section 2 of the Uniform Fraudulent Transfer Act (the “UFTA”), or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 4 of the UFCA, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this paragraph shall be subordinate in right of payment to the prior payment in full of the Secured Obligations.

The Loan Agreement is amended by deleting Section 4(c)(ii) and inserting the following in lieu thereof:

(ii) Commitment Fee. Borrower shall pay to Bank a commitment fee at the per annum rate of 0.375% multiplied by the actual daily amount of the Availability. The commitment fee shall accrue at all times through and including the Termination Date and shall be due and payable quarterly in arrears on (a) the last Business Day of each September, December, March, and June commencing with December 31, 2005, and (b) the Maturity Date.

The Loan Agreement is amended by deleting Section 4(d) and substituting the following in lieu thereof:

(d) Usury. Regardless of any provision contained in any Loan Document, if the Bank shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Loan, any amount in excess of the Maximum Rate, and, the Bank ever does so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to the Borrowers. In determining if the interest paid or payable exceeds the Maximum Rate, the Borrowers and the Bank shall, to the maximum extent permitted under applicable Law, (a) treat all extensions of credit to the Borrowers by the Bank as but a single extension of credit (and the Bank and the Borrowers agree that such is the case and that provision herein for multiple extensions of credit is for convenience only), (b) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Loan. However, if the Loan is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, the Bank shall refund such excess, and, in such event, the Bank shall not, to the maximum extent permitted by applicable law, be subject to any penalties provided by any such laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount. If the laws of the State of Texas are applicable for purposes of determining the “Maximum Rate” or the “Maximum Amount,” then those terms mean the “weekly ceiling” from time to time in effect under Texas Finance Code § 303.305, as amended (the Texas Finance Code is referred to herein as the “Act”). The Borrowers agree that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Loan.

The interest rates provided for in Section 4(a) shall be computed on the basis of a year of 360 days and the actual number of days elapsed; provided, however, any calculation of the Maximum Rate shall be computed on the basis of the actual days elapsed in a year of 365 or 366 days as appropriate, unless the Act permits any applicable interest rate ceiling to be calculated on the basis of a 360-day year and twelve 30-day months.

The Loan Agreement is amended by deleting Sections 6(a), 6(b) and 6(c) and substituting the following in lieu thereof:

(a) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio for the Borrowers and their Subsidiaries, on a consolidated basis, to be less than 1.25 to 1, as measured on a quarterly basis using the consolidated results of the four fiscal quarter period ending with the applicable reporting period as required by Section 9(a)(2).

(b) Minimum Net Income. Permit the net income (in accordance with GAAP) of the Borrowers and their Subsidiaries, on a consolidated basis, to be less than $0.00 for any two (2) consecutive fiscal quarters of the Parent.

The Loan Agreement is amended by deleting Section 9(a)(1) and Section 9(a)(2) and inserting the following in lieu thereof:

(1) Audited Year-End Statements. As soon as available, but in any event within 120 days after the end of each fiscal year of Parent, Borrowers will deliver to the Bank a consolidated [and consolidating] balance sheet of Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated [and consolidating] statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Bank, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

(2) Quarterly Financial Statements. As soon as available, but in any event within 45 days after the end of each fiscal quarter of each fiscal year of Parent, Borrowers will deliver to the Bank a consolidated [and consolidating] balance sheet of Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated [and consolidating] statements of income or operations, Shareholders’ Equity and cash flows for such fiscal quarter and for the portion of Parent’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Parent as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

The Loan Agreement is amended by deleting Section 9(a)(4) and inserting the following in lieu thereof:

Compliance Certificate. Concurrently with the delivery of the current financial statements referred to in Sections 9(a)(1) and (2), Borrowers will deliver to the Bank a duly completed Compliance Certificate signed by a Responsible Officer of Borrower.

Exhibit “E” to the Credit Agreement is deleted in its entirety and Exhibit “E” to this Amendment is substituted in lieu thereof for all purposes.

The Loan Agreement is amended by deleting Section 9(b) and substituting the following in lieu thereof:

(b) Collateral Reports. Borrowers will deliver to Bank, as needed in order to determine availability under the Borrowing Base but if there is any outstanding principal balance on any Revolving Loan, at least quarterly within forty-five (45) days of the end of each calendar quarter, (1) a borrowing base certificate, in form acceptable to Bank, specifying the book value of the Collateral as of the last day of the preceding week and identifying any items of Collateral as to which a representation, covenant or, in the case of Receivables, any condition set forth in Section 2(a)(i) is not true, (2) a detailed aging of Receivables and an accounts payable aging, both prepared as of the last day of such calendar quarter end and in such form as required by Bank, including the names and addresses of Borrowers’ Customers and (3) a detailed inventory report listing locations of Inventory and the types and values of Inventory at each such location, in such form as Bank may require. Borrowers will also conduct a physical inventory count each year and adjust its records to reflect the results of the count. At Bank’s request, Borrowers shall deliver such information more or less often than described above and such other information with respect to the collateral as Bank may reasonably request.

The Loan Agreement is amended by deleting Section 15(a) and substituting the following in lieu thereof:

(a) Maturity. This Agreement will continue in full force and effect from its date until October 31, 2007 (the “Maturity Date”).

The Loan Agreement is amended by deleting the notice address for Bank set forth in Section 17(a) and substituting the following in lieu thereof:

If to Bank:	Bank of America, N.A. 700 Louisiana Street Mail Code: TX4-213-07-04 Houston, TX 77002-2700 Attention: Geri Landa Facsimile: 713-247-7569

with copies to:	Winstead Sechrest & Minick P.C. 910 Travis, Suite 2400 Houston, Texas 77002 Attention: Jeff J. Brashier Facsimile: 713-650-2400

The Loan Agreement is amended by deleting Section 17(b) and substituting the following in lieu thereof:

(b) Governing Law. THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS, PROVIDED

THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF TEXAS MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN SUCH ARTICLE 9) OF THE STATE OF TEXAS; PROVIDED THAT BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

The Loan Agreement is amended by deleting Section 17(g) and substituting the following in lieu thereof:

(g) Submission to Jurisdiction, Service, Etc. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, ANY LOAN DOCUMENT OR ANY SECURED OBLIGATIONS MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA LOCATED IN THE SOUTHERN DISTRICT OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER AND BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER AND BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY SECURED OBLIGATION. NOTWITHSTANDING THE FOREGOING: (1) BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE SECURED OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN SECTION 17(a), AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF BANK TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

The Loan Agreement is amended by deleting Section 17(p).

The Loan Agreement is amended by deleting the definitions of “Applicable Margin”, “Business Day”, “EBITDA”, and “Fixed Charge Coverage Ratio” set forth in Section 18 and substituting the following in lieu thereof:

“Applicable Margin” means the following percentages per annum, based upon the Fixed Charge Coverage Ratio as set out in the most recent Compliance Certificate received by Bank pursuant to Section 9(a)(4):

Pricing Level	Fixed Charge Coverage Ratio	Contract Rate	Libor Rate
1	<1.50	+0.00%	+2.50%

2	>1.50:1.00 but <2.50:1.00	–0.25%	+2.25%

3	>2.50:1.00	–0.50%	+2.00%

Any increase or decrease in the Applicable Margin resulting from a change in the Fixed Charge Coverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 9(a)(4); provided that, if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day after a Compliance Certificate establishing a lower applicable Pricing Level is delivered pursuant to Section 9(a)(4). The Applicable Margin in effect on the date hereof through Bank’s receipt of the next Compliance Certificate pursuant to Section 9(a)(4) shall be determined based upon Pricing Level 1.

“Business Day” means (a) any day that is not a Saturday, Sunday, or a day on which banks in Houston, Texas or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in United States dollars is carried on by and between banks in the London interbank market.

“EBITDA” means net income, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion, and amortization.

“Fixed Charge Coverage Ratio” means the ratio of (a) the difference of (i) EBITDA for the period of the four fiscal quarters most recently ended for which Borrowers have delivered current financial statements pursuant to Section 9(a)(1) or 9(a)(2) minus (ii) cash federal, state, local, and foreign income taxes paid during such period, minus actual cash dividends, withdrawals, and other distributions paid during such period, minus actual cash Capital Expenditures paid during such period and not financed by the Bank or any other Person, to (b) the sum of interest expense, the current portion of long term debt, and the current portion of capitalized lease obligations paid during such period.

The Loan Agreement is amended by inserting the following new definitions of “Capital Expenditure”, “Compliance Certificate”, “Former Protein Subsidiaries”, “Guarantor”, “Guaranty”, “Loan Document”, “Loan Parties”, “Responsible Officer”, and “Security Agreement” in appropriate alphabetical order Section 18:

“Capital Expenditure” means for any Person, all expenditures for assets which, in accordance with GAAP, are properly classified as equipment, real property, improvements, fixed assets or similar types of capitalized assets and which would be required to be capitalized and shown on the balance sheet of such person.

“Compliance Certificate” means a certificate substantially in the form of Exhibit “E”.

“Former Protein Subsidiaries” means each of Protein Operating Company, a Delaware corporation, Protein Securities Company, a Delaware corporation, and Protein (U.S.A.) Company, a Delaware corporation.

“Guarantor” means each of Omega Shipyard, Inc., Omega International Distribution Company (formerly Omega Nets, Inc.), and Protein Finance Company.

“Guaranty” means that certain Unconditional Guaranty dated December 20, 2000, by Guarantors and the Former Protein Subsidiaries in favor of Bank, as amended, modified or restated from time to time.

“Loan Document” means each of this Agreement, the Revolving Credit Note, the Guaranty, the Security Agreement and each other agreement, document, instrument, and certificate executed and/or delivered in connection with this Agreement, the Revolving Loans and the transactions contemplated hereby, in each case as amended, modified and/or restated from time to time.

“Loan Parties” means, collectively, each Borrower and each Guarantor.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Security Agreement” means that certain Security Agreement dated as of December 20, 2000, by Guarantors and the Former Protein Subsidiaries in favor of Bank, as amended, modified or stated from time to time, pursuant to which Guarantors and the Former Protein Subsidiaries secure their obligations under the Guaranty and Borrowers’ Secured Obligations hereunder.

All references in the Loan Agreement to (a) ”Atlanta, Georgia time” are hereby deleted and replaced with a reference to “Houston, Texas time”, and (b) the “Uniform Commercial Code as in effect in the State of Georgia” are hereby deleted and replaced with a reference to “the Uniform Commercial Code as in effect in the State of Texas”.

The Guaranty is amended by deleting the second and third sentences from Section 13 and inserting the following in lieu thereof:

THIS GUARANTY SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS; PROVIDED THAT BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

The Guaranty is amended by deleting Section 14(c) and inserting the following in lieu thereof:

(c) Contribution and Indemnification among Guarantors. To the extent that any Guarantor shall repay any of the Guaranteed Debt (an “Accommodation Payment”), then the Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each other Guarantor in an amount, for each of such other Guarantors, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Guarantor’s “Allocable Amount” (as defined below) and the denominator of which is the sum of the Allocable Amounts of all Guarantors. As of any date of determination, the “Allocable Amount” of each Guarantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor hereunder without (i) rendering such Guarantor “insolvent” within the meaning of Title 11 of the United States Code (the “Bankruptcy Code”), Section 2 of the Uniform Fraudulent Transfer Act (the “UFTA”), or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (ii) leaving such Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 4 of the UFCA, or (iii) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this paragraph shall be subordinate in right of payment to the prior payment in full of the Guaranteed Debt.

The Security Agreement is amended by deleting the definition of “Code” set forth in Section 1 and inserting the following in lieu thereof:

“Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of Texas and of any other state to the extent the laws of the State of Texas require application of the same.

The Security Agreement is amended by deleting Section 10 and inserting the following in lieu thereof:

10. Governing Law; Venue. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE GUARANTY OR ANY RELATED DOCUMENT OR ANY GUARANTEED DEBT (AS DEFINED IN THE GUARANTY) MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA LOCATED IN THE SOUTHERN DISTRICT OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR AND BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PLEDGOR AND BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT, THE GUARANTY, ANY RELATED DOCUMENT OR ANY GUARANTEED DEBT. NOTWITHSTANDING THE FOREGOING: (1) BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY PLEDGOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON ANY COLLATERAL OR OTHER SECURITY FOR THE GUARANTEED DEBT AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS. EACH PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH PLEDGOR AT THE ADDRESS SET FORTH IN SECTION 11 OF THE GUARANTY, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF BANK TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY

LAW. THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS; PROVIDED THAT BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

The Security Agreement is amended by adding Schedule 1 thereto in the form attached hereto.

Bank hereby directs each Borrower to make, and each Borrower agrees to make, all payments under the Revolving Credit Note to Bank at 700 Louisiana Street, 7th Floor, Houston, Texas 77002.

The effectiveness of this Amendment is expressly conditioned upon the satisfaction of each of the following conditions precedent:

Bank’s receipt of a fully executed original of this Amendment, in form and substance acceptable to Bank in its discretion;

Bank’s receipt of an opinion of in-house legal counsel to each Obligor, opining as to the enforceability of this Amendment against the Borrowers;

Bank’s satisfaction that Bank has a perfected, first-priority security interest in all of the Collateral contemplated by the Loan Agreement and the Security Agreement, subject only to such other liens or security interests as are specifically contemplated by the Loan Agreement; and

Bank’s receipt of such other agreements, certificates, instruments and other documents as Bank may reasonably request in connection with the Loan Documents and the transactions contemplated thereby, in each case in form and substance reasonably satisfactory to Bank.

Each Borrower hereby restates, ratifies, and reaffirms each and every term, condition representation and warranty heretofore made by it under or in connection with the execution and delivery of the Loan Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment and the Loan Documents. Each Guarantor hereby restates, ratifies, and reaffirms each and every term, condition, representation and warranty heretofore made by it under or in connection with the execution and delivery of the Security Agreement and the Guaranty, in each case as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment and the Loan Documents.

Except as expressly set forth herein, the Loan Agreement, the Security Agreement and the Guaranty shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of the Obligors party thereto to Bank.

In addition to any other fees described in this Amendment, each Borrower jointly and severally agrees to pay on demand all costs and expenses of Bank in connection with the preparation, execution, delivery and enforcement of this Amendment and all other Loan Documents and any other transactions contemplated hereby, including, without limitation, the fees and out-of-pocket expenses of legal counsel to Bank.

To induce Bank to enter into this Amendment, each Obligor hereby (a) represents and warrants that, as of the date hereof, and after giving effect to the terms hereof, there exists no Default (or any event which with the giving of notice or passage of time would constitute a Default) under the Loan Agreement, the Security Agreement, the Guaranty or any of the other Loan Documents, and (b) acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection in favor of any Obligor against Bank exists arising out of or with respect to the Loan Agreement, the Security Agreement, the Guaranty or any other Loan Document, or any of the Secured Obligations. Without limiting the generality of the foregoing any other provision of this Amendment, each Guarantor acknowledges that, notwithstanding the amendments to the Loan Agreement set forth herein, and after giving effect hereto, the Guaranty remains in full force and effect, as amended hereby.

Each Obligor agrees to take such further action as Bank shall reasonably request in connection herewith to evidence the amendments herein contained to the Loan Agreement.

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

This Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas, other than its laws respecting choice of law.

FINAL AGREEMENT. THIS AMENDMENT, THE LOAN DOCUMENTS, AS MODIFIED HEREBY AND THE OTHER “LOAN AGREEMENTS” (AS SUCH TERM IS DEFINED IN SECTION 26.02(a)(2) OF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Obligors and Bank have caused this Amendment to be duly executed as of the date first above written.

OMEGA PROTEIN CORPORATION

By:	/s/ Robert W. Stockton

Robert W. Stockton
Executive Vice President

OMEGA PROTEIN, INC.

By:	/s/ Robert W. Stockton

Robert W. Stockton
Vice President

OMEGA SHIPYARD, INC.

By:	/s/ Robert W. Stockton

Robert W. Stockton
Vice President

OMEGA INTERNATIONAL DISTRIBUTION COMPANY

By:	/s/ Robert W. Stockton

Robert W. Stockton
Vice President

PROTEIN FINANCE COMPANY

By:	/s/ Robert W. Stockton

Robert W. Stockton
Vice President

BANK OF AMERICA, N.A.

By:	/s/

Name:

Title: